UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sonida Senior Living, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIDA SENIOR LIVING, INC.

14755 PRESTON ROAD, SUITE 810

DALLAS, TEXAS 75254

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 21, 2024

To the Stockholders of Sonida Senior Living, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sonida Senior Living, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Office at 14755 Preston Road, Suite 810, Dallas, Texas 75254, on March 21, 2024 at 3:00 p.m. Central Time (the “Special Meeting”) to consider and vote on proposals to approve:

1. An amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares; and

2. The adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, is described in more detail in the accompanying Proxy Statement.

Our Board of Directors unanimously approved the proposals and recommends that our stockholders vote “FOR” each of the proposals.

The Board of Directors has fixed the close of business on February 12, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment(s) or postponement(s) thereof. Only holders of record at the close of business on the Record Date of shares of the Company’s common stock and Series A Convertible Preferred Stock are entitled to notice of and to vote at the Special Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Special Meeting will be available for examination at the Company’s principal executive offices located at 14755 Preston Road, Suite 810, Dallas, Texas 75254 for ten days prior to the Special Meeting.

You are cordially invited to attend the Special Meeting; however, whether or not you expect to attend the Special Meeting in person, you are urged to mark, sign, date and mail the enclosed proxy card promptly so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Special Meeting. If you attend the Special Meeting and would like to vote in person, you may do so even if you have already dated, signed and returned your proxy card.

Pursuant to the rules of the New York Stock Exchange, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote your shares without instructions from you. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on such matters.

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting to be held on March 21, 2024: The Company’s Proxy Statement is also available at www.proxydocs.com/snda.

By Order of the Board of Directors

David W. Johnson Chairman of the Board	Brandon M. Ribar President and Chief Executive Officer

February 20, 2024

Dallas, Texas

SONIDA SENIOR LIVING, INC.

14755 Preston Road, Suite 810

Dallas, Texas 75254

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 21, 2024

SOLICITATION OF PROXIES BY BOARD OF DIRECTORS

The Board of Directors (the “Board of Directors” or the “Board”) of Sonida Senior Living, Inc. (the “Company,” “Sonida,” “we,” “our” or “us”) is soliciting your proxy for voting on the proposals to be presented at our special meeting of our stockholders to be held on March 21, 2024 (the “Special Meeting”). The Special Meeting will be held at the Company’s Corporate Office at 14755 Preston Road, Suite 810, Dallas, Texas 75254 on the 21st day of March, 2024 at 3:00 p.m. Central Time for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and described in this Proxy Statement. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Special Meeting in accordance with the directions noted thereon, unless the proxy is subsequently revoked.

QUESTIONS AND ANSWERS

ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving these materials?

The Company sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to consider and vote at the Special Meeting to approve (1) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares (the “Charter Amendment Proposal”); and (2) the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposal (the “Adjournment Proposal,” together with the Charter Amendment Proposal, the “Meeting Proposals”).

What is the purpose of the Special Meeting?

At the Special Meeting, holders of our common stock and Series A Convertible Preferred Stock will be asked to consider and vote on the Charter Amendment Proposal and the Adjournment Proposal if there are insufficient proxies at the Special Meeting to approve the Charter Amendment Proposal.

Who is entitled to vote at the Special Meeting?

Only holders of record at the close of business on February 12, 2024 (the “Record Date”) of shares of our common stock and Series A Convertible Preferred Stock are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were (i) 11,528,724 shares of our common stock issued and outstanding, and (ii) 41,250 shares of Series A Convertible Preferred Stock issued and outstanding, which are convertible into 1,229,311 shares of our common stock and are entitled to an aggregate of 1,229,311 votes on the proposals described in this Proxy Statement.

Why is the Company seeking approval of the Charter Amendment Proposal?

Our Certificate of Incorporation currently allows us to issue up to 15,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of the Record Date, there were (i) 11,528,724 shares of common stock issued and outstanding, (ii) 41,250 shares of Series A Convertible Preferred Stock issued and outstanding, which are convertible into an additional 1,229,311 shares of our common stock, (iii) 1,031,250 additional shares of common stock issuable upon the exercise of outstanding warrants, (iv) 350,000 additional shares of common stock issuable pursuant to our equity commitment agreement with affiliates of Conversant Capital, LLC (“Conversant”), (v) 601,617 additional shares of common stock available for issuance pursuant to our 2019 Omnibus Stock and Incentive Plan, as amended (the “2019 Plan”), and (vi) 23,370 additional shares of common stock issuable upon exercise of outstanding stock options or settlement of RSUs. As a result, as of the Record Date the total number of shares of our common stock issuable on a fully diluted basis and after giving effect to the shares reserved for issuance under the 2019 Plan is approximately 14,764,272 shares, resulting in 235,728 shares available for future issuances.

As previously announced, on February 1, 2024 we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Conversant Parkway (A) LP (“Conversant A”), Conversant Parkway (B) LP (“Conversant B” and, together with Conversant A, “Conversant”), PF Investors, LLC (“PF Investors”), Silk Partners, LP (“Silk Partners” and, together with PF Investors, “Silk”), Paul J. Isaac (“Isaac”), Solas Capital Partners, LP (“Solas I”), Solas Capital Partners II, LP (“Solas II”), and Blackwell Partners LLC—Series A (“Blackwell” and, together with Solas I and Solas II, “Solas” and, collectively, Conversant, Silk, Isaac and Solas, the “Purchasers”), pursuant to which the Purchasers agreed to purchase from us, and we agreed to sell to the Purchasers, in a private placement transaction (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 5,026,318 shares (the “Shares”) of our common stock, at a price of $9.50 per share. The Private Placement will occur in two closings. At the first closing, which was completed on February 1, 2024, we issued and sold an aggregate of 3,350,878 Shares to the Purchasers and received gross cash proceeds of $31,833,341. At the second closing, which is anticipated to occur on or around March 31, 2024, we will issue the remaining 1,675,440 Shares to the Purchasers and receive additional gross cash proceeds of $15,916,680. As indicated above, after giving effect to the shares of our common stock that are outstanding and reserved for issuance, we currently do not have a sufficient number of shares of authorized and unissued common stock to complete the second closing of the Private Placement. Accordingly, the second closing is subject to our stockholders approving the Charter Amendment Proposal (in addition to other customary closing conditions) and the Securities Purchase Agreement provides that we will use our reasonable best efforts to obtain stockholder approval of the Charter Amendment Proposal at a meeting of the Company’s stockholders no later than April 30, 2024. Each Purchaser has also agreed to vote all voting securities of the Company owned or controlled by such Purchaser in favor of the Charter Amendment Proposal. We are seeking approval of the Charter Amendment Proposal at this time to satisfy our obligations under the Securities Purchase Agreement, consummate the second closing of the Private Placement and provide us with flexibility to issue additional shares of common stock in the future.

Please refer to “Amendment to the Company’s Certificate of Incorporation (Proposal 1)—Purposes of the Charter Amendment” below for more information.

How does the Board recommend that I vote on the Meeting Proposals?

The Board of Directors unanimously recommends that you vote “FOR” each of the Meeting Proposals. For the reasons described in the section entitled “Amendment to the Company’s Certificate of Incorporation (Proposal 1)—Purposes of the Charter Amendment” below, the Board has determined that the Meeting Proposals are fair to and in the best interests of the Company, and in connection therewith, has unanimously approved each of the Meeting Proposals, and unanimously recommends that the Company’s stockholders vote “FOR” each of the Meeting Proposals.

What will happen if the Company’s stockholders do not approve the Charter Amendment Proposal?

If the Charter Amendment Proposal is not approved, we will not have a sufficient number of authorized and unissued shares of common stock to complete the second closing of the Private Placement and our ability to issue additional shares of common stock necessary to finance certain strategic transactions and for general corporate purposes will be significantly limited.

How many votes am I entitled to per share?

Each holder of our common stock as of the Record Date is entitled to one vote per share on all matters to be acted upon at the Special Meeting. Each holder of our Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of our common stock into which the Series A Convertible Preferred Stock owned by such holder are convertible as of the Record Date on all matters to be acted upon at the Special Meeting, voting together with the holders of our common stock as a single class.

How many votes are needed to hold the Special Meeting?

The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum at the Special Meeting. If a quorum is not present or represented at the Special Meeting, a majority of the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice or other announcement at the Special Meeting until a quorum is present or represented.

What vote is required to approve each of the Meeting Proposals?

If a quorum is present, the approval of the Charter Amendment Proposal requires an affirmative vote of a majority of the outstanding shares as of the Record Date entitled to vote and the Adjournment Proposal requires the affirmative vote of a majority of the shares as of the Record Date present, in person or represented by proxy, and entitled to vote.

How do I vote?

Voting in Person at the Special Meeting. If you are a stockholder of record, you may vote in person at the Special Meeting. If your shares are held in street name and you wish to vote in person at the Special Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare Shareowner Services LLC, you may instruct the proxy holders named in the proxy card how to vote your shares by marking, signing and dating your proxy card and returning it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

How can I receive electronic access to the proxy materials?

This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders are available free of charge at www.proxydocs.com/snda and the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

What happens if I return my proxy card without voting on all proposals?

When you return a properly executed proxy card, the Company will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the Company will vote your proxy “FOR” each of the Meeting Proposals.

What are “broker non-votes” and how are they treated?

Abstentions and “broker non-votes” (as described below), if any, will not be counted as votes cast “FOR” any proposal, but may be treated as votes “AGAINST” a proposal.

If you hold shares in “street name” and do not submit specific voting instructions to your broker, bank or other nominee, the organization that holds your shares may generally vote your shares with respect to “discretionary items,” but not with respect to “non-discretionary” items. Discretionary items are proposals considered to be routine under the rules of the New York Stock Exchange (the “NYSE”). On non-discretionary items for which you do not submit specific voting instructions to your broker, bank, or other nominee, the shares will be treated as “broker non-votes.” Broker non-votes will be considered present at the Special Meeting for purposes of determining a quorum at the Special Meeting; however, pursuant to NYSE rules, brokers, banks or other nominees will not have discretion to vote your shares on the proposal to amend our Certificate of Incorporation (Proposal 1), as such proposal is considered to be a “non-routine” item. An abstention would have the effect of a vote against each of the Meeting Proposals. Broker non-votes will have the effect of a vote against the Charter Amendment Proposal and will have no effect on the outcome of the Adjournment Proposal. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on such matters.

Who is soliciting the proxy and who pays the costs?

The enclosed proxy for the Special Meeting is being solicited by the Board. The cost of preparing, printing, assembling and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of our stock, and other costs of solicitation, will be exclusively borne by us.

In addition to the solicitation of proxies by mail, our officers, directors and employees may solicit proxies by telephone, telecopy, email or through personal contact. Such officers, directors and employees will not be additionally compensated by us but will be reimbursed for any out-of-pocket expenses. We have retained Georgeson LLC (“Georgeson”) to assist in the solicitation of proxies for a fee of $8,500 plus expenses and out-of-pocket costs. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of our stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of our stock.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed or adjourned due to a lack of a quorum or to solicit additional proxies, we intend to reconvene the Special Meeting as soon as reasonably practical, and in any event within 60 days of the Record Date. Pursuant to our Second Amended and Restated Bylaws, as amended (our “Bylaws”), stockholder meetings must be held no more than 60 days following the record date. Your proxy will still be effective and may be voted at the rescheduled or adjourned meeting, and you will still be able to change or revoke your proxy until it is voted at the rescheduled or adjourned meeting, if such meeting occurs within 60 days of the Record Date.

Who should I call if I have questions or need assistance voting my shares?

Please call Georgeson, at (888) 275-0993, if you have any questions or require assistance in connection with voting your shares.

Can I change my vote after I have voted?

Any stockholder giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by attending the Special Meeting and voting in person at the Special Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to us addressed to David R. Brickman, Senior Vice President, General Counsel and Secretary, 14755 Preston Road, Suite 810, Dallas, Texas 75254. However, no such revocation will be effective unless such notice of revocation has been received by us at or prior to the Special Meeting.

What is “householding” of proxy materials?

This Proxy Statement and accompanying form of proxy are being mailed on or about February 20, 2024. Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single copy of this Proxy Statement to any household at which two or more stockholders share an address. This procedure would reduce the volume of duplicative information and our printing and mailing costs. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of such documents was delivered. Any stockholder who would like to receive a separate copy of this Proxy Statement, now or in the future, should submit this request to David R. Brickman, Senior Vice President, General Counsel and Secretary, at our principal executive offices, 14755 Preston Road, Suite 810, Dallas, Texas 75254, or by calling (972) 770-5600. Beneficial owners sharing an address who receive multiple copies of this Proxy Statement and who would like to receive a single copy of such proxy materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

(PROPOSAL 1)

Description of the Charter Amendment

Our Certificate of Incorporation currently allows us to issue up to 15,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. On December 12, 2023, our Board adopted resolutions approving, subject to stockholder approval at the Special Meeting, an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock to 30,000,000. The Board determined that the Charter Amendment is advisable and in the best interests of the Company and directed that the proposed Charter Amendment be submitted for approval by the Company’s stockholders at the Special Meeting. The Charter Amendment does not affect the authorized number of shares of preferred stock. The proposed Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) reflecting the foregoing Charter Amendment is attached as Annex A to this Proxy Statement, and this discussion is qualified in its entirety by reference to Annex A.

If the Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Special Meeting.

Purposes of the Charter Amendment

Our Certificate of Incorporation currently authorizes the issuance of 15,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of the Record Date, there were (i) 11,528,724 shares of common stock outstanding, (ii) 41,250 shares of Series A Convertible Preferred Stock outstanding, which are convertible into an additional 1,229,311 shares of common stock, (iii) 1,031,250 additional shares of common stock issuable upon the exercise of outstanding warrants, (iv) 350,000 additional shares of common stock issuable pursuant to our equity commitment agreement with affiliates of Conversant, (v) 601,617 additional shares of common stock available for issuance pursuant to our 2019 Plan, and (vi) 23,370 additional shares of common stock issuable upon exercise of outstanding stock options or settlement of RSUs. As a result, as of the Record Date the total number of shares of our common stock issuable on a fully diluted basis and after giving effect to the shares reserved for issuance under the 2019 Plan is approximately 14,764,272 shares, resulting in 235,728 shares available for future issuances.

As previously announced, on February 1, 2024 we entered into the Securities Purchase Agreement with the Purchasers, pursuant to which the Purchasers agreed to purchase from us, and we agreed to sell to the Purchasers, in the Private Placement, an aggregate of 5,026,318 Shares of our common stock at a price of $9.50 per share. The Private Placement will occur in two closings. At the first closing, which was completed on February 1, 2024, we issued and sold an aggregate of 3,350,878 Shares to the Purchasers and received gross cash proceeds of $31,833,341. At the second closing, which is anticipated to occur on or around March 31, 2024, we will issue the remaining 1,675,440 Shares to the Purchasers and receive additional gross cash proceeds of $15,916,680. As indicated above, after giving effect to the shares of our common stock that are outstanding and reserved for issuance, we currently do not have a sufficient number of shares of authorized and unissued common stock to complete the second closing of the Private Placement. Accordingly, the second closing is subject to our stockholders approving the Charter Amendment Proposal (in addition to other customary closing conditions) and Securities Purchase Agreement provides that we will use our reasonable best efforts to obtain stockholder approval of the Charter Amendment Proposal at a meeting of the Company’s stockholders no later than April 30, 2024. Each Purchaser has also agreed to vote all voting securities of the Company owned or controlled by such Purchaser in favor of the Charter Amendment Proposal. We are seeking approval of the Charter Amendment Proposal at this time to satisfy our obligations under the Securities Purchase Agreement, consummate the second closing of the Private Placement and provide us with flexibility to issue additional shares of common stock in the future.

Pursuant to the Securities Purchase Agreement, we used approximately $15.4 million of the net proceeds from the sale of the Shares at the first closing to fund the cash portion of the purchase price for the purchase of the outstanding indebtedness of Protective Life Insurance Company that was secured by seven of our senior living communities. We will use the remaining proceeds from the sale of the Shares at the first closing and the proceeds from the sale of the Shares at the second closing, if any, for capital expenditure projects at our senior living communities, working capital, potential acquisition opportunities and other general corporate purposes.

If approved, our Board will have the discretion to issue shares of common stock without further stockholder action, except as may be required for a particular transaction by applicable law or regulation or the NYSE. As of the date hereof, we have no specific agreements or commitments to issue any shares of common stock for which approval of the proposed Charter Amendment is required, except as described herein and pursuant to our 2019 Plan.

Possible Effects of the Charter Amendment

Other than the replacement of the first sentence in the Fourth Article with the proposed sentence set forth in the Charter Amendment, the remaining provisions of the Certificate of Incorporation will be unchanged after effectiveness of the Charter Amendment. If the Charter Amendment is not approved by our stockholders, our Certificate of Incorporation will remain unchanged. In accordance with the Delaware General Corporation Law (the “DGCL”), the Board may elect to abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Charter Amendment.

The increase in the number of authorized shares of common stock, and the corresponding increase in the total number of shares authorized, will not have an immediate effect on the rights of existing stockholders, nor will it alter the current number of issued shares, except with respect to the additional Shares issuable upon the second closing of the Private Placement (subject to the satisfaction or waiver of the other closing conditions with respect thereto). The issuance of additional shares of common stock at the second closing of the Private Placement or in connection with a future transaction may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. However, in connection with any future transaction, the Board would assess the merits of the transaction and consider, among other things, its potential dilutive effect. The Company will also be required to comply with applicable NYSE rules that require stockholder approval to be obtained in connection with certain dilutive issuances.

The increase in the authorized number of shares of common stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders.

Neither the DGCL, nor our Certificate of Incorporation or Bylaws, provide for approval or other similar rights for dissenting shareholders in connection with this proposal or the Adjournment Proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

For the reasons stated above, the Board determined that the Charter Amendment is advisable and in the best interest of our Company and its stockholders and authorized and approved the Charter Amendment Proposal and directed that it be considered by the Company’s stockholders at the Special Meeting.

Required Vote for Stockholder Approval

The affirmative vote of a majority of the outstanding shares as of the Record Date entitled to vote is required to approve this proposal. Abstentions and “broker non-votes,” if any, will not be counted as votes cast “FOR” such proposal, but may be treated as votes “AGAINST” such proposal.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the approval and adoption of the Charter Amendment.

ADJOURNMENT PROPOSAL

(PROPOSAL 2)

The Board is recommending that stockholders approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of the Charter Amendment Proposal if there are insufficient proxies at the Special Meeting to approve the Charter Amendment Proposal. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The Board unanimously recommends a vote “FOR” the approval of the Adjournment Proposal.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of February 12, 2024 by: (i) each person known by us to be the beneficial owner of more than five percent of our capital stock; (ii) each of our directors; (iii) each of our “named executive officers”; and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, the address of each person listed below is 14755 Preston Road, Suite 810, Dallas, Texas 75254.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Class
5% or More Stockholder
Conversant Capital LLC(2)	9,821,437	62.0%
Seymour Pluchenik(3)	2,449,593	15.5%
Named Executive Officers and Directors
Brandon M. Ribar(4)	228,727	1.4%
Kevin J. Detz(5)	138,154	*
David R. Brickman(6)	93,342	*
Jill M. Krueger(7)	13,047	*
Noah R. Beren(8)	10,276	*
Benjamin P. Harris(9)	8,987	*
Shmuel S.Z. Lieberman(10)	6,913	*
David W. Johnson(11)	5,913	*
Elliot R. Zibel(12)	5,913	*
Max J. Levy	—	—
Kimberly S. Lody(13)	—	*
All directors and executive officers as a group (14 persons)(14)	677,213	4.3%

*	Less than one percent.

(1)

The percentages indicated are based on the sum of (i) 11,528,724 shares of our common stock issued and outstanding on February 12, 2024, plus (ii) 9,816 shares of common stock underlying the vested portion of an option to purchase shares of common stock, plus (iii) 1,229,311 shares of our common stock issuable in the aggregate upon conversion of the Series A Convertible Preferred Stock held by Conversant Dallas Parkway (A) LP (“Conversant Fund A”) and Conversant Dallas Parkway (B) LP (“Conversant Fund B” and, together with Conversant Fund A, the “Conversant Investors”), plus (iv) 1,031,250 shares of our common stock issuable in the aggregate upon exercise of the Company’s warrants held by the Conversant Investors, plus (v) 350,000 shares of our common stock issuable upon draws by the Company under the Conversant Equity Commitment, plus (vi) 13,554 shares of our common stock underlying restricted stock units held by non-employee directors, plus (vii) 1,675,440 shares of our common stock issuable upon the second closing of the Private Placement.

(2)

The address of the reporting persons reported on this line is c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, NJ 07901. Conversant Capital LLC (“Conversant Capital”) is the investment manager of and makes investment decisions for the Conversant Investors. Conversant GP Holdings LLC (“Conversant GP”) is the general partner of each of the Conversant Investors. Michael J. Simanovsky is the managing member of Conversant GP. By virtue of these relationships, each of Conversant Capital, Conversant GP, and Mr. Simanovsky may be deemed to beneficially own shares (including shares of common stock issuable upon conversion of Series A Convertible Preferred Stock or upon exercise of warrants to purchase common stock) owned directly by the Conversant Investors. Shares reported on this line consist of (i) 6,158,244 shares of issued and outstanding common stock, (ii) 1,229,311 shares of common stock issuable upon conversion of 41,250 shares of the Company’s Series A Convertible Preferred Stock, which constitutes 100% of the issued and outstanding shares of Series A Convertible Preferred Stock as of February 12, 2024, (iii) 1,031,250 shares of common stock issuable upon exercise of warrants, (iv) 350,000 shares of common stock issuable upon draws by the Company under the Conversant Equity Commitment, and (v) 1,052,632 shares issuable upon the second closing of the Private Placement, in each case, held in the aggregate by the Conversant Investors. Conversant Fund A has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 7,909,565 shares and Conversant Fund B has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 1,713,811 shares, plus, in each case the additional shares of common stock issuable in respect of accrued and unpaid dividends on the shares of Series A Convertible Preferred Stock held by Conversant Fund A and Conversant Fund B, which equaled an aggregate of 198,061 shares as of February 12, 2024. Each of Conversant GP, Mr. Simanovsky and Conversant Capital has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 9,821,437 shares. The foregoing information regarding Conversant Capital, the Conversant Investors, Conversant GP, Mr. Simanovsky, and their respective beneficial ownership of shares is based on a Schedule 13D/A filed on February 6, 2024 after giving effect to the Private Placement.

(3)

The address of the reporting persons reported on this line is c/o GF Investments, 810 Seventh Avenue, 28th Floor, New York, NY 10019. Shares reported on this line represent shares that may be deemed to be beneficially owned by Seymour Pluchenik, Sam Levinson, Simon Glick, Silk Partners, LP (“Silk”); Siget, LLC (“Siget”); Siget NY Partners, L.P. (“Siget NY”); 1271 Associates, LLC (“1271 Associates”); and PF Investors, LLC (“PF Investors”). Mr. Levinson is the chief investment officer of Siget NY. Siget NY is the investment manager of and makes investment decisions for Silk. 1271 Associates is the General Partner of Siget NY. Messrs. Glick and Pluchenik are the managing members of 1271 Associates. Siget is the General Partner of Silk. Messrs. Glick and Pluchenik are the managing members of Siget. By virtue of these relationships, each of Siget NY, 1271 Associates, Siget and Messrs. Levinson, Glick and Pluchenik may be deemed to beneficially own the shares owned directly by Silk. Mr. Pluchenik is the manager of PF Investors, and by virtue of this relationship, Mr. Pluchenik may be deemed to beneficially own the shares owned directly by PF Investors. Based solely on a Schedule 13D/A filed on February 5, 2024, and after giving effect to the Private Placement, (i) Seymour Pluchenik has the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 2,449,593 shares, (ii) Sam Levinson, Simon Glick, Siget, Siget NY and 1271 Associates have the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 2,234,754 shares, (iii) Silk has sole voting and dispositive power with respect to 2,234,754 shares that are held by Silk directly and shared voting and dispositive power with respect to none of the shares, and (iv) PF Investors has the sole voting and dispositive power with respect to 214,839 shares that are held directly by PF Investors and shared voting and dispositive power with respect to none of the shares. The shares reported in this line include 1,052,632 shares issued to Silk and PF Investors, collectively, upon the first closing of the Private Placement and 526,316 shares issuable to Silk and PF Investors, collectively, upon the second closing of the Private Placement.

(4)

Includes shares held by Mr. Ribar directly and unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), as disclosed in the Company’s Form 4 filings with the SEC.

(5)

Includes shares held by Mr. Detz directly and unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), as disclosed in the Company’s Form 4 filings with the SEC.

(6)

Includes shares held by Mr. Brickman directly and unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), as disclosed in the Company’s Form 4 filings with the SEC.

(7)	Consists of 8,233 shares held by Ms. Krueger directly, 3,000 unvested shares of restricted stock and 1,814 shares of common stock underlying vested restricted stock units.

(8)	Consists of 4,363 shares held by Mr. Beren directly, 3,000 unvested shares of restricted stock and 2,913 shares of common stock underlying vested restricted stock units.

(9)	Consists of 3,074 shares held by Mr. Harris directly, 3,000 unvested shares of restricted stock and 2,913 shares of common stock underlying vested restricted stock units.

(10)	Consists of 3,913 shares held by Mr. Lieberman directly and 3,000 shares of unvested restricted stock.

(11)	Consists of 3,000 shares of unvested restricted stock and 2,913 shares of common stock underlying vested restricted stock units.

(12)	Consists of 2,913 shares held by Mr. Zibel directly and 3,000 shares of common stock underlying unvested restricted stock units.

(13)

Ms. Lody resigned as the Company’s President and Chief Executive Officer, effective September 2, 2022, and the Company has been unable to determine the number of shares of its common stock held by Ms. Lody, if any.

(14)

Consists of shares held directly or indirectly by the executive officers and directors of the Company and unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), as disclosed in the Company’s Form 4 filings with the SEC, as well as 13,554 shares of common stock underlying restricted stock units held by non-employee directors.

Forward-Looking Statements

Certain information contained in this Proxy Statement constitutes “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “intend,” “could,” “believe,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Examples of forward-looking statements, include, without limitation, those relating to timing and completion of the second closing of the Private Placement. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to, our ability to obtain the stockholder approval of the Charter Amendment Proposal; the satisfaction of all conditions to the second closing of the Private Placement; other risks related to the consummation of the Private Placement, including the risk that the second closing of the Private Placement will not be consummated within the expected time period or at all; the costs related to the Private Placement; the impact of the Private Placement on the Company’s business; any legal proceedings that may be brought related to the Private Placement; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.

OTHER MATTERS

Our Bylaws provide that only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting. Accordingly, no business other than the identified proposals shall be conducted at the Special Meeting.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Our Certificate of Incorporation establishes an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board, to be proposed at an annual meeting of our stockholders. Notice of a stockholder proposal or a director nomination to be brought at an annual meeting of our stockholders must be delivered to, or mailed and received at, our principal executive offices not less than 60 but not more than 90 days before the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the notice must be delivered or received no later than the close of business on the tenth day following the earlier of (1) the day on which such notice of the date of meeting was mailed or (2) the day on which such public disclosure was made. The notice of a stockholder proposal or a director nomination must also contain specified information and conform to certain requirements set forth in our Certificate of Incorporation. The chairman of the meeting may disregard the introduction of any such proposal or nomination if it is not made in compliance with the foregoing procedures or the applicable provisions of our Certificate of Incorporation.

GENERAL

The cost of any solicitation of proxies will be borne exclusively by us. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of shares of our stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of our stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. We have retained Georgeson to assist in soliciting proxies for the Special Meeting for a fee of $8,500 plus expenses and out-of-pocket costs. The cost of such solicitation will be borne exclusively by us.

By Order of the Board of Directors

David W. Johnson Chairman of the Board	Brandon M. Ribar President and Chief Executive Officer

February 20, 2024

Dallas, Texas

Annex A

Certificate of Amendment

to the

Certificate of Incorporation

[See attached]

SIXTH CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

SONIDA SENIOR LIVING, INC.

Sonida Senior Living, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”):

The first sentence of the FOURTH Article of the Certificate of Incorporation is hereby amended and restated by deleting such sentence in its entirety and replacing it with the following sentence:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 30,000,000 shares of common stock, at a par value of $0.01 per share (“Common Stock”), and 15,000,000 shares of preferred stock, at a par value of $0.01 per share (“Preferred Stock”).”

SECOND: That the foregoing amendment was duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, this Sixth Certificate of Amendment has been duly executed as of the [●] day of [●] 2024.

SONIDA SENIOR LIVING, INC.

By:
Name:	Brandon M. Ribar
Title:	President and Chief Executive Officer

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2

	For	Against	Abstain

1. Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares.

	☐	☐	☐	This proxy will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as indicated below: “FOR” Proposals 1 and 2.
	For	Against	Abstain
2. Proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposal.	☐	☐	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brandon M. Ribar and David R. Brickman, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all the shares of the common stock and Series A Convertible Preferred Stock of Sonida Senior Living, Inc. (the “Company”), held of record by the undersigned on February 12, 2024, at the Special Meeting of Stockholders of the Company to be held at the Company’s Corporate Office at 14755 Preston Road, Suite 810, Dallas, Texas 75254 on March 21, 2024 at 3:00 PM Central Time, and any postponement(s) or adjournment(s) thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH FOR THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.